As filed with the Securities and Exchange Commission on July 23, 2008
Registration No. 333-152392

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
AMENDMENT NO. 1
To
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
TRANSCAT, INC.
(Exact name of registrant as specified in its charter)

Ohio	16-0874418
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
35 Vantage Point Drive
Rochester, New York 14624
(585) 352-7777
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Charles P. Hadeed
President, Chief Executive Officer and Chief Operating Officer
Transcat, Inc.
35 Vantage Point Drive
Rochester, New York 14624
Tel: (585) 352-7777
Fax: (585) 352-7788
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
James M. Jenkins, Esq.
Harter Secrest & Emery LLP
1600 Bausch & Lomb Place
Rochester, New York 14604
Tel: (585) 232-6500
Fax: (585) 232-2152
     Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Title of each class		Proposed maximum	Proposed maximum
of securities to be	Amount to be	offering price	aggregate offering	Amount of
registered	registered	per share	price	registration fee
Common Stock, par value $.50 per share	247,906	$6.53	$1,618,827	$63.62

(1)	Pursuant to Rule 457(c) of the Securities Act of 1933, the proposed maximum offering price per share and the proposed maximum aggregate offering price have been computed on the basis of $6.53 per share, the average of the high and low sales prices of the common stock of the registrant reported on the NASDAQ Capital Market on July 15, 2008.
     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Dated July 23, 2008
PROSPECTUS

Transcat, Inc.
247,906 Shares of Common Stock
     This prospectus relates to the resale of up to 247,906 shares of our common stock, par value $.50 per share, from time to time, by E. Lee Garelick, a former director of ours. Mr. Garelick, who served as a member of our board of directors since June 1996, retired from the board on May 6, 2008. As a result of Mr. Garelick’s retirement from the board, we have agreed to register the shares covered by this prospectus.
     Mr. Garelick is referred to throughout this prospectus either by name or as the “selling shareholder.” Mr. Garelick may sell the common stock covered by this prospectus, from time to time, directly or through agents or dealers, on terms to be determined at the time of sale. The prices at which he may sell his shares will be determined by the prevailing market price for the shares at the time of sale or in negotiated transactions.
     Mr. Garelick will receive all of the proceeds from any sales of our common stock made pursuant to this prospectus. Accordingly, we will receive no proceeds from sales of our common stock made pursuant to this prospectus. Mr. Garelick and the company are paying the expenses of registering the shares covered by this prospectus and preparing this prospectus, but he will pay any selling expenses incurred by him in connection with the shares of common stock covered by this prospectus.
     Our common stock is quoted on the NASDAQ Capital Market under the symbol “TRNS”. On July 15, 2008, the closing price of our common stock on the NASDAQ Capital Market was $6.53 per share.
     Investing in our common stock involves a high degree of risk. Please see the section entitled “Risk Factors” beginning on page 8 of this prospectus to read about risks you should consider before buying our common stock.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 23, 2008.

TABLE OF CONTENTS

INFORMATION CONTAINED IN THIS PROSPECTUS	i
SUMMARY	1
RISK FACTORS	8
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS	8
USE OF PROCEEDS	8
SELLING SHAREHOLDER	8
PLAN OF DISTRIBUTION	10
LEGAL OPINION	10
EXPERTS	10
WHERE YOU CAN FIND MORE INFORMATION	11
INCORPORATION BY REFERENCE	11
INFORMATION CONTAINED IN THIS PROSPECTUS
     In this prospectus, “Transcat,” “the company,” “we,” “us” and “our” refer to Transcat, Inc., an Ohio corporation, and its subsidiary, taken as a whole, unless the context otherwise requires. In this prospectus, the “Securities Act” refers to the Securities Act of 1933, as amended.
     We have not authorized any dealer, salesperson or other person to give you any information or to make any representations to you, other than those contained or incorporated by reference in this prospectus, in connection with the offer contained in this prospectus and, if given or made, you should not rely on such information or representations as having been authorized by us.
     This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, securities other than those specifically offered hereby or of any securities offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.
     This prospectus has been prepared based on information provided by us and by other sources that we believe are reliable. In addition, this prospectus summarizes certain documents and other information in a manner we believe to be accurate, but we refer you to the actual documents, if any, for a more complete understanding of the documents that we discuss in this prospectus. In making a decision to invest in our common stock, you must rely on your own examination of the company and the terms of the offering and the common stock, including the merits and risks involved.
     We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference by following the instructions under “Where You Can Find More Information.” You should carefully read this prospectus as well as additional information described under “Incorporation by Reference” before deciding to invest in shares of our common stock.
     We are not making any representation to you regarding the legality of an investment in our common stock by you. You should not consider any information in this prospectus to be legal, business, tax or other advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in our common stock.

i

SUMMARY
     The following summary highlights information about the offering of common stock covered by this prospectus, but it may not contain all of the information that is important to you. You should read the entire prospectus carefully, including our financial statements incorporated by reference from the annual and quarterly reports we have filed with the Securities and Exchange Commission. You should also read “Risk Factors” beginning on page 8 for more information about important risks that you should consider before investing in our common stock.
Our Company
     Transcat is a leading global distributor of professional grade test and measurement instruments and a provider of calibration, 3-D metrology and repair services primarily to the life science, manufacturing, utility and process industries. We conduct our business through two segments: distribution products (“distribution products” or “Product”) and calibration services (“calibration services” or “Service”).
     Through our distribution products segment, we market and distribute national and proprietary brand instruments to approximately 12,500 global customers. Our product catalog (“Master Catalog”) offers access to more than 25,000 test and measurement instruments, including: calibrators, insulation testers, multimeters, pressure and temperature devices, oscilloscopes, recorders and related accessories, from over 200 of the industry’s leading manufacturers including Agilent, Fluke, GE, Emerson, and Hart Scientific. In addition, we are the exclusive worldwide distributor for Transmation and Altek products. The majority of the instrumentation we sell requires expert calibration service to ensure that it maintains the most precise measurements.
     Through our calibration services segment, we offer precise, reliable, fast calibration, 3-D metrology and repair services. As of the end of our fiscal year ended March 29, 2008, (“fiscal year 2008”), we operated eleven calibration laboratories (“Calibration Centers of Excellence”) strategically located across the United States, Puerto Rico, and Canada servicing approximately 8,000 customers. Each of our Calibration Centers of Excellence is ISO-9001:2000 and we have adopted one of the broadest scopes of accreditation in the industry, achieving several international levels of quality, consistency and reliability. See “Calibration Services Segment” below for more information.
     CalTrak®, our proprietary documentation and asset management system, is used to manage the workflow at our Calibration Centers of Excellence. Additionally, CalTrak-Online provides our customers direct access to calibration certificates, calibration data, and access to other key documents required in the calibration process. CalTrak® has been validated to U.S federal regulation 21CFR 820.75, which is important to the life science industry, where federal regulations are particularly stringent.
     At Transcat, our attention to quality goes beyond the products and services we deliver. Our sales, customer service and support teams stand ready to provide expert advice, application assistance and technical support wherever and whenever our customers need it. Since calibration is an intangible service, we believe that our customers trust the integrity of our people and processes which form the foundation of our relationships with our customers.
     Among our customers, and representing approximately 33% of our consolidated revenue, are Fortune 500/Global 500 companies, including Wyeth, Johnson & Johnson, DuPont, Exxon Mobil, Dow Chemical, and Duke Energy. Transcat has focused on the life science, manufacturing, utility and process markets since its founding in 1964. The life science industry, as we define it, includes pharmaceutical and biotechnology companies, medical device manufacturers, and healthcare service providers. The process industry has been and continues to be the foundation of our business competency. The process industry, as we define it, includes petroleum refining, chemical, water treatment, industrial power, steel, petrochemical, gas and pipeline, textile, pulp and paper, food and dairy companies.

Distribution Products Segment
     Our customers use test and measurement instruments to ensure that their processes, and ultimately their end product(s), are within specification. Utilization of such diagnostic instrumentation also allows for continuous improvement processes to be in place, increasing the accuracies of their measurements. The industrial distribution products industry for test and measurement instrumentation, in those geographic markets where we predominately operate, is serviced by broad based national distributors and niche or specialty-focused organizations such as Transcat.
     Most industrial customers find that maintaining an in-house inventory of back-up test and measurement instruments is cost prohibitive. As a result, the distribution of test and measurement instrumentation has traditionally been characterized by frequent, small quantity orders combined with a need for rapid, reliable, and complete order fulfillment. The purchasing decision is generally made by plant engineers, quality managers, or their purchasing personnel. Products are generally purchased from more than one distributor.
     The majority of our products are not consumables, but are purchased as replacements, upgrades, or for expansion of manufacturing and research and development facilities. Our catalog and sales activities are designed to maintain a constant presence in front of the customer to ensure we receive the order when they are ready to purchase. As a result, we evaluate revenue trends over at least a four quarter cycle as any individual months’ revenue can be impacted by numerous factors, many of which are unpredictable and potentially non-recurring.
     We believe that a distribution product customer chooses a distributor based on a number of different criteria including the timely delivery and the accuracy of orders, consistent product quality, value added services and price. Value added services include providing technical support to insure our customer receives the right product for their specific need through application knowledge and product compatibility. We also provide calibration of product purchases, on-line procurement, same day shipment of products for in-stock items, a variety of custom product offerings and training programs. Our customers also get the operational efficiency of dealing with one distributor for most or all of their product needs.
     Our distribution products segment accounted for approximately 67% of our consolidated revenue in fiscal year 2008. Within the distribution products segment, our routine business is comprised of customers who place orders to acquire or to replace specific instruments, which range from less than $250 to $100,000 per order, with an average of approximately $1,500 per order.
     Through our comprehensive Master Catalog, supplemental catalogs, website, opt-in email newsletter, and other direct sales and marketing programs, we offer our customers a broad selection of highly recognized branded products at competitive prices. The instruments typically range in price from $250 to over $25,000.
     During fiscal year 2008, we distributed approximately 1.1 million pieces of direct marketing materials including catalogs, brochures, supplements and other promotional materials, of which approximately 665,000 were distributed to customer contacts and approximately 450,000 were distributed to potential customer contacts. Some of the key factors that determine the number of catalogs and other direct marketing materials received by each customer include new product introductions, their market segments and the timing, frequency and monetary value of past purchases.
     The majority of our product sales are derived from direct mail and on-line marketing. Our Master Catalog consists of approximately 700 pages of products relevant to the life science, manufacturing, utility and process industries. We distribute our Master Catalog to approximately 89,000 existing and prospective customers in the United States and Canada typically every 12 months. The Master Catalog provides standard make/model and related information and is also available in an electronic format upon request and on-line on our website. Our new customer acquisition program utilizes smaller catalog supplements that feature new products, promotions, or specific product categories. The catalog supplements are launched at varying periods throughout the year; the publications are mailed to approximately 1.0 million customers and targeted prospects.

     Our website provides advanced product search features and downloadable product specification sheets for our current and prospective customers. Recent updates to our website include a redesign for search engine optimization, streamlined order entry and the unique ability to add an accredited calibration of test equipment to an order. As a result of these efforts, traffic to our website has increased more than three-fold over the past two years.
     The distribution product markets we serve are highly competitive. Competition for sales in distribution products is quite fragmented and ranges from large national distributors and manufacturers to small local distribution organizations. Key competitive factors typically include customer service and support, quality, turn around time, inventory availability, product brand name, and price. To address our customers’ needs for technical support and product application assistance, and to differentiate ourselves from competitors, we employ a staff of highly trained technical application specialists. To maintain our competitive position with respect to such products and services, we continually demonstrate our commitment to our customers by providing technical training for our employees in the areas described above.
     We believe that effective purchasing is a key element to maintaining and enhancing our position as a provider of high quality test and measurement instruments. We frequently evaluate our purchase requirements and suppliers’ offerings to obtain products at the best possible cost. We obtain our products from more than 230 suppliers of brand name and private labeled equipment. In fiscal year 2008, our top 10 vendors accounted for approximately 73% of our aggregate business. Approximately 31% of our product purchases on an annual basis are from Fluke Electronics Corporation (“Fluke”), which we believe to be consistent with Fluke’s share of the markets we service.
     We plan our product mix to best serve the anticipated needs of our customers whose individual purchases vary in size. We can usually ship our customers our top selling products the same day they are ordered. During fiscal year 2008, approximately 88% of orders for our top selling products were filled with inventory items already in stock. Our distribution operations take place within an approximate 27,000 square-foot facility located in Rochester, New York. This location serves as our corporate headquarters and also houses our customer service, sales and administrative functions as well as a calibration laboratory. Approximately 32,000 product orders are shipped from this facility annually.
     We distribute our products throughout North America and internationally from our distribution center in Rochester, New York. We maintain appropriate inventory levels in order to satisfy anticipated customer demand for prompt delivery and complete order fulfillment of their product needs. These inventory levels are managed on a daily basis with the aid of our sophisticated purchasing and stock management information system. Our automated laser bar code scanning facilitates prompt and accurate order fulfillment and freight manifesting.
     In addition to our direct end-user customers, we also sell products to resellers who then sell to end-users. Our sales to resellers are typically at a lower gross margin than sales to direct customers and therefore the percentage of reseller sales to total revenue in any given period can have an impact on our overall gross profit margin. We believe that these resellers have access, through their existing relationships, to end-user customers to whom we do not market directly.
     Since fiscal year 2002, we have been the exclusive worldwide distributor of Altek and Transmation branded products. In exchange for exclusive distribution rights, we committed to purchase a minimum amount of Altek and Transmation products from Fluke. Our purchases for calendar year 2007, as in every calendar year since 2002, exceeded the commitment. By its terms, the exclusivity agreement terminated on December 31, 2007. Fluke has agreed to extend the exclusivity agreement through December 31, 2008 while we negotiate a new agreement beyond calendar year 2008. The minimum amount of purchases for calendar year 2008 is $4.0 million, which we believe will be achieved based on historical sales trends. In the event that Transcat fails to make the required purchases, it may lose its right to be the exclusive worldwide distributor.

Calibration Services Segment
     Calibration is the act of comparing a unit or instrument of unknown value to a standard of known value and reporting the result in some rigorously defined form. After the calibration has been completed, a decision is made, again based on rigorously defined parameters, on what is to be done to the unit to conform with the required standards or specifications. The decision may be to adjust, optimize or repair a unit; limit the use, range or rating of a unit; scrap the unit; or leave the unit as is. The purpose of calibration is to significantly reduce the risk of product or process failures caused by inaccurate measurements.
     The billion-dollar commercial calibration services industry in the United States is extremely fragmented with companies ranging from nationally accredited organizations, such as Transcat, to non-accredited, sole proprietors as well as companies that perform their own calibrations in-house. Our typical customer contact is a technically knowledgeable individual, employed in a mid- to high level quality, engineering or manufacturing position.
     Within the calibration industry, there is a broad array of measurement disciplines making it costly and inefficient for any one provider to invest the needed capital for facilities, equipment and uniquely trained personnel necessary to perform all calibrations in-house. Our strategy, within our calibration services segment, has been to focus our investments in the core electrical, temperature, pressure and dimensional disciplines. Accordingly, in servicing our customers’ calibration needs in these highly technical disciplines, we have historically subcontracted to outside vendors, including those with unique or proprietary capabilities, 15% to 20% of the instruments we receive from customers for calibration. These vendor relationships have enabled us to continue our pursuit of having the broadest calibration offerings to these targeted markets.
     We believe calibration sourcing decisions are based on quality, customer service, turn-around time, location, documentation, price, and a one-source solution. Our success with customers who value quality is based on the trust they have in the integrity of our people and processes.
     Transcat’s calibration strategy encompasses two methods to manage a customer’s calibration and repair needs:
1)	If a company wishes to outsource its calibration needs, we offer an “Integrated Calibration Services Solution” that provides a complete wrap-around service:
•	Program management;

•	Calibration;

•	Logistics; and

•	Consultation services.
2)	If a company has an in-house calibration operation, we can provide:
•	Calibration of primary standards;

•	Overflow capability either on-site or at one of our Calibration Centers of Excellence during periods of high demand; and

•	Consultation and training services.
     In either case, we strive to have the broadest accredited calibration offering to our targeted markets which includes certification of our technicians pursuant to the American Society for Quality (“ASQ”) standards, complete calibration management encompassing the entire metrology function, and access to our service offerings.
     Overall, the calibration services market is aligned with our strategic focus on quality accreditations. We believe our calibration services are of the highest technical and quality levels, with broad ranges of accreditation and registration.

     Our calibration services segment provides periodic calibration, 3-D metrology and repair services for our customers’ test and measurement instruments. We perform over 125,000 in-house calibrations annually. These are performed at our eleven Calibration Centers of Excellence or at the customer’s location. During fiscal year 2008, services completed by our Calibration Centers of Excellence represented approximately 80% of our calibration services segment revenue, while 18% of the revenue was derived from calibration services that were subcontracted to outside vendors. Our calibration services segment accounted for approximately 33% of our total fiscal year 2008 consolidated revenue.
     The calibration services industry has its origins in the military. Approximately 60% of our calibration technicians and laboratory managers received metrology training in the military or have had calibration experience with the military prior to joining Transcat. In addition, 20% of our calibration technicians and laboratory managers have earned the Certified Calibration Technician designation issued by the ASQ.
     Calibration improves an operation’s maximum productivity and efficiency by assuring accurate, reliable instruments and processes. Through our calibration services segment, we perform periodic calibrations on new and used instruments as well as repair services for our customers. All of our Calibration Centers of Excellence provide accredited calibration of common measurement parameters.
     We utilize our Master Catalog, supplements, mailings, journal advertising, trade shows, and the Internet to market our calibration services to customers and prospective customers with a strategic focus in the highly regulated industries including life science, manufacturing, utility and process. Our quality process and standards are designed to meet the needs of companies that are highly regulated (e.g., the Food and Drug Administration), and/or have a strong commitment to quality and a comprehensive calibration program.
     The calibration outsource industry is highly fragmented and is composed of companies ranging in size from non-accredited, sole proprietors to internationally recognized and accredited corporations, such as Transcat, resulting in a tremendous range of service levels and capabilities. A large percentage of calibration companies are small businesses that provide only basic measurements and service markets in which quality requirements may not be as demanding as the markets that we strategically target. Very few of these companies are structured to compete on the same scale and level of quality as us. There are also several competitors with whom we compete who have national or regional operations. Certain of these competitors may have greater resources than we have and some of them have accreditations that are similar to ours. We differentiate ourselves from our competitors by demonstrating our commitment to quality and by having a wide range of capabilities that are tailored to the markets we serve. Customers also see the value in using CalTrak-Online to monitor their instrument’s status. We are also fundamentally different from most of our competitors because we have the ability to bundle product, calibration and repair as a single source for our customers.
     The accreditation process is the only system currently in existence that assures measurement competence. Each of our laboratories is audited and reviewed by external accreditation bodies proficient in the technical aspects of the chemistry and physics that underlie metrology, ensuring that measurements are properly made. Accreditation also requires that all standards used for accredited measurements have a fully documented path, known as the traceability chain, either directly or through other accredited laboratories, back to the national or international standard for that measurement parameter. This ensures that our measurement process is consistent with the global metrology network that is designed to standardize measurements worldwide.
     To ensure the quality and consistency of our calibrations for our customers, we have sought and achieved several international levels of quality and accreditation. Our calibration laboratories are ISO 9001:2000 registered through Underwriter’s Laboratories, which itself has international oversight from the ANSI-ASQ National Accreditation Board. We believe our scope of accreditation to ISO/IEC 17025 to be the broadest for the industries we serve. The accreditation process also ensures that our calibrations are traceable to the National Institute of Standards and Technology or the National Research Council (these are the National Measurement Institutes for the United States and Canada, respectively), or to other national or international standards bodies, or to measurable conditions created in our laboratory, or accepted fundamental and/or natural physical constants, ratio type of calibration, or by comparison to consensus standards. Our laboratories are accredited to ISO/IEC 17025 and ANSI/NCSL Z540-1-1994 using two of the four accrediting bodies (“AB’s”) in the United States that are signatories to the International Laboratory Accreditation Cooperation (“ILAC”). These two AB’s are: American Association for Laboratory Accreditation and National Voluntary Laboratory Accreditation Program. These AB’s provide an objective, third party, internationally accepted evaluation of the quality, consistency, and competency of our calibration processes.
     The importance of this international oversight, ILAC, to our customers is the assurance that our documents will be accepted worldwide, removing one of the barriers to trade that they may experience if using a non-ILAC traceable calibration service provider.
     CalTrak® and CalTrak-Online are our proprietary metrology management systems that provide a comprehensive calibration quality program. Many of our customers have unique calibration service requirements to which we have tailored specific services. CalTrak-Online allows our customers to track calibration cycles via the Internet and provides our customers with a safe and secure off-site archive of calibration records that can be accessed 24 hours a day. Access to records data is managed through our secure password protected website. Calibration assets are tracked with records that are automatically cross-referenced to the equipment that was used to calibrate. CalTrak® has also been validated to meet the most stringent requirements within the industry.
Risk Factors
     An investment in our common stock is highly speculative. You should read the “Risk Factors” section beginning on page 8 of this prospectus (along with other matters and documents referred to and incorporated by reference in this prospectus) to ensure that you understand the risks associated with a purchase of our common stock.
Our Contact Information and Website
     Our principal executive offices are located at 35 Vantage Point Drive, Rochester, New York 14624. Our telephone number is (585) 352-7777. Our website address is: www.transcat.com. Except for any documents that are incorporated by reference into this prospectus that may be accessed from our website, the information on our website is not part of this prospectus.
Selling Shareholder
     On April 3, 1996, we acquired all of the outstanding shares of Altek Industries Corp. from E. Lee Garelick and another seller. As part of the purchase price, we issued an aggregate of 170,000 shares of our common stock to Mr. Garelick. We delivered 56,666 shares to Mr. Garelick at closing and the balance of 113,334 shares were issued to him on February 11, 1997. On July 22, 1997, we distributed additional shares of our common stock to all of our shareholders in a 2-for-1 stock split in the form of a stock dividend. As a result, Mr. Garelick received an additional 170,000 shares of our common stock, for an aggregate of 340,000 shares. Since 1996, Mr. Garelick has gifted 139,000 of such shares of our common stock.
     Mr. Garelick, who served as a member of our board of directors since June 1996, retired from the board on May 6, 2008. As a result of Mr. Garelick’s retirement from the board, we have agreed to register the shares covered by this prospectus.
     This prospectus is part of a registration statement that we have filed to enable Mr. Garelick to resell up to 247,906 shares of our common stock. This amount includes the 201,000 shares of the total number of shares he received in connection with our acquisition of Altek Industries Corp. (as adjusted for the July 22, 1997 2-for-1 stock split) and an additional 46,906 shares held by Mr. Garelick, which includes shares held by Mr. Garelick prior to April 3, 1996 and shares acquired since that date under the Transcat, Inc. Amended and Restated Directors’ Warrant Plan and the Transcat, Inc. Directors’ Stock Plan. We are not contractually obligated to file such registration statement on his behalf.

Summary of this Offering

Issuer:	Transcat, Inc.

Securities Offered:	The selling shareholder is offering up to 247,906 shares of our common stock.

NASDAQ Symbol:	“TRNS”

Securities Outstanding:	As of July 1, 2008, 7,185,540 shares of our common stock were issued and outstanding.

Use of Proceeds:	We will not receive any proceeds from sales of our common stock covered by this prospectus. The selling shareholder will receive all proceeds from sales of common stock covered by this prospectus.

Offering Price:	The offering price for the shares of common stock covered by this prospectus will be determined by the prevailing market price for the shares at the time of their sale or in negotiated transactions.

Risk Factors:	An investment in our common stock is highly speculative. You should read the “Risk Factors” section beginning on page 8 of this prospectus (along with other matters and documents referred to and incorporated by reference in this prospectus) to ensure that you understand the risks associated with a purchase of our common stock.

Terms of Sale:	The terms of sale for the shares of our common stock covered by this prospectus will be determined at the time of their sale.

RISK FACTORS
     You should consider carefully all of the information set forth in this prospectus and the documents incorporated by reference herein, unless expressly provided otherwise, and, in particular, the risk factors described in our Annual Report on Form 10-K for the year ended March 29, 2008, which are incorporated by reference into this prospectus, and certain of our other filings with the Securities and Exchange Commission. The risks described in any document incorporated by reference herein are not the only ones we face, but are considered to be the most material. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business or cause the value of our common stock to drop. In addition, there may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance and historical trends should not be used to anticipate results or trends in future periods.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     Except for historical facts, the statements in this prospectus are forward-looking statements. Forward-looking statements are merely our current predictions of future events. Such statements can be identified by the use of forward-looking terminology such as “may,” “expect,” “intend,” “estimate,” “anticipate,” or “believe” or similar or comparable terminology. These statements are inherently uncertain, and actual events could differ materially from our predictions. Important factors that could cause actual events to vary from our predictions include those referred to under the heading “Risk Factors” in this prospectus. We assume no obligation to update our forward-looking statements to reflect new information or developments. We urge readers to review carefully the risk factors referred to this prospectus and the other documents that we file with the Securities and Exchange Commission. You can read these documents at the Securities and Exchange Commission’s website at www.sec.gov, under our company name or our CIK number: 0000099302.
     We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, or to reflect any events or circumstances after the date of this prospectus or the date of any applicable prospectus supplement, except as required by law. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements made are reasonable, ultimately we may not achieve such plans, fulfill such intentions or meet such expectations.
USE OF PROCEEDS
     The selling shareholder is selling the shares of common stock covered by this prospectus. We will not receive any proceeds from sales of the common stock covered by this prospectus.
SELLING SHAREHOLDER
     On April 3, 1996, we acquired all of the outstanding shares of Altek Industries Corp. from E. Lee Garelick and another seller. As part of the purchase price, we issued an aggregate of 170,000 shares of our common stock to Mr. Garelick. We delivered 56,666 shares to Mr. Garelick at closing and the balance of 113,334 shares were issued to him on February 11, 1997. On July 22, 1997, we distributed additional shares of our common stock to all of our shareholders in a 2-for-1 stock split in the form of a stock dividend. As a result, Mr. Garelick received an additional 170,000 shares of our common stock, for an aggregate of 340,000 shares. Since 1996, Mr. Garelick has gifted 139,000 of such shares of our common stock.
     Mr. Garelick, who served as a member of our board of directors since June 1996, retired from the board on May 6, 2008. As a result of Mr. Garelick’s retirement from the board, we have agreed to register the shares covered by this prospectus.
     This prospectus is part of a registration statement that we have filed to enable Mr. Garelick to resell up to 247,906 shares of our common stock. This amount includes the 201,000 shares of the total number of shares he received in connection with our acquisition of Altek Industries Corp. (as adjusted for the July 22, 1997 2-for-1 stock split) and an additional 46,906 shares held by Mr. Garelick, which includes shares held by Mr. Garelick prior to April 3, 1996 and shares acquired since that date under the Transcat, Inc. Amended and Restated Directors’ Warrant Plan and the Transcat, Inc. Directors’ Stock Plan. We are not contractually obligated to file such registration statement on his behalf.
     The following table presents information regarding the shares of our common stock that are owned by the selling shareholder and the shares that he may offer and sell from time to time under this prospectus. The term “selling shareholder” includes Mr. Garelick, as well as his transferees, pledgees, donees and other successors. The table assumes that the selling shareholder will sell all of the shares offered under this prospectus. However, because the selling shareholder may offer all or some of his shares under this prospectus or in any other manner permitted by law, no assurances can be given as to the actual number of shares that will be sold by the selling shareholder or that will be held by the selling shareholder after his sales.

	Shares Owned		Shares Owned
	Before the	Number of	After the
Selling Shareholder	Offering	Shares Offered	Offering Number	Percent
E. Lee Garelick	247,906	247,906	0	—
     Information concerning the selling shareholder may change from time to time. We will present any changed information in a supplement to this prospectus as necessary and required by the rules of the Securities and Exchange Commission.

PLAN OF DISTRIBUTION
     The selling shareholder and any of his pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of our common stock covered by this prospectus on any stock exchange, market or trading facility on which the shares are traded. Our common stock is currently quoted on the NASDAQ Capital Market under the symbol “TRNS.” The selling shareholder may also sell his shares in private transactions in accordance with applicable law. These sales may be at fixed or negotiated prices. The selling shareholder may use any one or more of the following methods when selling shares:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	privately negotiated transactions;

•	broker-dealers may agree with the selling shareholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.
     The selling shareholder may also sell shares of our common stock under Rule 144 under the Securities Act if available, rather than under this prospectus.
     Broker-dealers engaged by the selling shareholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.
     The selling shareholder and any broker-dealers or agents involved in selling the shares may be deemed “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. We are not aware of any agreement or understanding between the selling shareholder and any other person to distribute our common stock.
     The selling shareholder and the company have agreed to pay certain fees and expenses incurred by us incident to the registration of the shares of our common stock.
LEGAL OPINION
     Harter Secrest & Emery LLP, Rochester, New York, has passed upon the validity of the shares of common stock being offered pursuant to this prospectus.
EXPERTS
     The financial statements and schedule as of March 29, 2008 and March 31, 2007 and for each of the three years in the period ended March 29, 2008 incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO Seidman, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION
     We are a public company, and we file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Copies of the reports, proxy statements and other information may be read and copied at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of such documents by writing to the Securities and Exchange Commission and paying a fee for the copying cost. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. All reports and other information that we file with the Securities and Exchange Commission are also available to the public through the Securities and Exchange Commission’s web site at www.sec.gov, under our company name or our CIK number: 0000099302.
     We make available through our website located at www.transcat.com our proxy statements, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically submit such material to the Securities and Exchange Commission.
     This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules and regulations of the Securities and Exchange Commission. We have also filed exhibits with the registration statement that are excluded from this prospectus. For further information about us, and the common stock offered by this prospectus, we refer you to the registration statement and its exhibits, which may be obtained as described above.
INCORPORATION BY REFERENCE
     The Securities and Exchange Commission allows us to “incorporate by reference” into this prospectus the information that we file with it. This means that we can disclose important information to you in this document by referring you to other filings we have made with the Securities and Exchange Commission. The information incorporated by reference is considered to be part of this prospectus, and later information we file with the Securities and Exchange Commission that is incorporated or deemed to be incorporated by reference into this prospectus will update and supersede this information. We incorporate by reference the documents listed below and any future documents we file with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act prior to the completion of the offering covered by this prospectus:
•	our annual report on Form 10-K for our fiscal year ended March 29, 2008, filed with the Securities and Exchange Commission on June 26, 2008;

•	our definitive proxy statement for our 2008 annual meeting of shareholders, filed with the Securities and Exchange Commission on July 8, 2008;

•	our current report on Form 8-K filed with the Securities and Exchange Commission on May 9, 2008;

•	our current report on Form 8-K filed with the Securities and Exchange Commission on May 8, 2008; and

•	the description of our common stock, par value $0.50 per share, contained in amendment number 1 to our registration statement on Form S-3 (Registration No. 333-42345), filed with the Securities and Exchange Commission on February 5, 1998.
     This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.
     Upon your written or oral request, we will provide at no cost to you a copy of any and all of the information that is incorporated by reference in this prospectus.

     Requests for such documents should be directed to:
Corporate Secretary
Transcat, Inc.
35 Vantage Point Drive
Rochester, New York 14624
Tel: (585) 352-7777
     You may also access the documents incorporated by reference in this prospectus through our website located at www.transcat.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     Set forth below are the expenses expected to be incurred by the registrant in connection with the distribution of the securities registered hereby. A percentage of the expenses will be borne by the selling shareholder identified in this registration statement With the exception of the Securities and Exchange Commission registration fee, the amounts set forth below are estimates.

Nature of Expense	Amount

Registration fee	$64.00

Accounting fees and expenses	$5,000.00

Legal fees and expenses	$20,000.00

Transfer agent fees	$—

Printing and related fees	$—

Miscellaneous	$—

Total	$25,064.00
Item 15. Indemnification of Directors and Officers.
     Article VI of the registrant’s code of regulations, as amended, provides that the registrant shall indemnify its directors and officers to the fullest extent authorized by the Ohio General Corporation Law (the “OGCL”). With respect to indemnification of directors and officers, Section 1701.13 of the OGCL provides that a corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if he had no reasonable cause to believe his conduct was unlawful. Under this provision of the OGCL, the termination of any action, suit or proceeding by judgment, order, settlement, or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct is unlawful.
     Furthermore, the OGCL provides that a corporation may indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, trustee, officer, employee, member, manager, or agent of another corporation, domestic or foreign, nonprofit or for profit, a limited liability company, or a partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of: (i) any claim, issue or matter as to which such person is adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless, and only to the extent that, the court of common pleas or the court in which such action or suit was brought determines, upon application, that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnify for such expenses as the court of common pleas or such other court shall deem proper; or (ii) any action or suit in which the only liability asserted against a director is pursuant to OGCL Section 1701.95 (relating to unlawful loans, dividends, and distributions of assets).
Item 16. Exhibits
     The following documents are filed as exhibits to this registration statement:
(5)	Opinion re legality
5.1	Opinion of Harter Secrest & Emery LLP
(23)	Consents of experts and counsel
23.1	Consent of Harter Secrest & Emery LLP (included in Exhibit 5.1)

23.2	Consent of BDO Seidman, LLP
(24)	Power of attorney (previously filed)
Item 17. Undertakings
(a) The undersigned registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
          Provided, however, that:
               (A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and
               (B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
               (C) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financials statements and information required by Section 10(a)(3) of the Act or Rule 3-19 if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.
     (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
          (i) If the registrant is relying on Rule 430B:
               (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
               (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
          (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
     (6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
          (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
          (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.
(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment no. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rochester, State of New York, on July 23, 2008.

Transcat, Inc.
By:	/s/ Charles P. Hadeed
Charles P. Hadeed President, Chief Executive Officer and Chief Operating Officer

     Pursuant to the requirements of the Securities Act of 1933, this amendment no. 1 to registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Date	Signature	Title

July 23, 2008	/s/ Charles P. Hadeed Charles P. Hadeed	President, Chief Executive Officer and Chief Operating Officer; Director (Principal Executive Officer)

July 23, 2008	/s/ John J. Zimmer John J. Zimmer	Vice President of Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)

July 23, 2008	* Carl E. Sassano	Chairman of the Board of Directors

July 23, 2008	/s/ Francis R. Bradley Francis R. Bradley	Director

July 23, 2008	* Richard J. Harrison	Director

July 23, 2008	* Nancy D. Hessler	Director

July 23, 2008	* Paul D. Moore	Director

July 23, 2008	* Harvey J. Palmer	Director

July 23, 2008	* Alan H. Resnick	Director

July 23, 2008	* John T. Smith	Director

July 23, 2008	*By: /s/ Charles P. Hadeed Charles P. Hadeed, as attorney-in-fact

INDEX TO EXHIBITS
(5)	Opinion re legality
5.1	Opinion of Harter Secrest & Emery LLP
(23)	Consents of experts and counsel
23.1	Consent of Harter Secrest & Emery LLP (included in Exhibit 5.1)

23.2	Consent of BDO Seidman, LLP
(24)	Power of attorney (previously filed)